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The J. Jill Group, Inc. (ticker: JILL, exchange: Nasdaq) News Release - Monday,
September 20, 1999
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The J. Jill Group Comments On Expected Third Quarter Results; Updates Retail and
Internet Strategies - Announces Strategic Alliance With Yahoo! Shopping

HINGHAM, Mass.--(BUSINESS WIRE)--Sept. 20, 1999--The J. Jill Group, Inc. (Nasdaq: JILL) today reported that based on currently available information, the Company anticipates sales for the third quarter of fiscal 1999 will be approximately $46 million. The Company expects earnings for the third quarter to be a loss of approximately $0.11 per diluted share before one-time restructuring charges. Actual third quarter earnings will be released on or about October 14.


The Company cited lower than expected sales from its repositioned nicole catalog, intensifying competition in the J. Jill apparel sector, maturation of the core J. Jill catalog business and the proliferation of e-commerce shopping alternatives on the Internet as reasons for these disappointing results. In response to the above, and in an effort to streamline operations and position itself competitively for the future, the Company has decided to discontinue its nicole business and scrutinize and adjust its expense structure as appropriate.


The Company also announced that it expects the fourth quarter of fiscal 1999 will be significantly impacted by all of the aforementioned factors. Additionally, the Company expects to incur material one-time restructuring charges in the third and fourth quarters of fiscal 1999.


Gordon R. Cooke, President and Chief Executive Officer, commented, "While the inevitable slowdown of J. Jill's rapid growth has happened sooner than we anticipated, over the past year we have laid the foundation to diversify our business through the expansion of our retail and e-commerce operations. Because we feel management's time and our Company's resources would be better spent fully devoted to growing and developing the J. Jill brand through multiple distribution channels we have made the difficult decision to discontinue our nicole business. As this action illustrates, we are taking this situation very seriously and are prepared to make the difficult and necessary decisions in order to protect the franchise that we have created over the past three and one-half years."



RETAIL STRATEGY UPDATE


The J. Jill Group also announced today that negotiations are underway to open J. Jill stores in five premier retail centers in fiscal 2000. The stores, located in the Water Tower Place in Chicago, Mall of America in Minneapolis, Tyson's Corner Center in the Washington D.C. area, The Westchester in White Plains, New York, and Pacific Place in Seattle, will average 5,500 square feet.


Mr. Cooke remarked, "These five locations rank within the top ten potential upscale mall locations in the country based on our customer demographic profile and give us an invaluable opportunity to extend the reach of the J. Jill brand to our target customers. Furthermore, our ability to obtain retail space in these five premier malls speaks to the reputation of the J. Jill brand in the marketplace. The opening of these stores, coupled with our two previously announced locations slated for opening in 1999 in Natick, MA and Providence, RI, will put us well on our way to achieving our goal of opening 10 to 12 J. Jill retail stores by the end of fiscal 2000."


INTERNET STRATEGY UPDATE

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On September 1, the Company launched its e-commerce Web site, www.jjill.com.
Since going live, and with minimal promotional activity, the jjill.com Web site has generated average daily demand of $35,000, which represents more than 5% of
J. Jill's total demand for the comparable period. J. Jill's online store offers 100% real-time inventory availability and customer self-service capabilities. Currently, all of J. Jill's fall 1999 fashions, accessories and home accents are accessible for viewing and purchase at jjill.com.


The site reflects the J. Jill lifestyle imagery through an easy-to-navigate virtual retail store consistent with the J. Jill catalog, and utilizes the latest interactive and customer friendly features. J. Jill's online store allows customers to shop by theme, such as "weekend wear" or "career," as well as by category, style, color or design. Additionally, jjill.com presents the season's "must haves" and offers customers gift ideas based on product type. The site also provides measurement and size charts, inventory check and product availability capabilities, as well as alternative choices if an item is not readily available.


Mr. Cooke stated, "The jjill.com Web site reinforces the lifestyle image of the
J. Jill brand, which has been instrumental in our catalog growth. As the Internet has become a powerful medium that is increasingly important in our customers' everyday lives, the extension to an online channel is a natural evolution of our business. By launching the jjill.com Web site, we can communicate more frequently with our existing customers, leverage our extensive database and introduce the J. Jill brand to previously untapped markets."



YAHOO! ALLIANCE


As part of its Internet strategy and in an effort to expand its Web presence, The J. Jill Group also announced that it has opened an online storefront on Yahoo! Shopping. This agreement offers J. Jill exposure to one of the Web's largest audiences and to millions of consumers who use Yahoo!'s convenient Internet shopping service. In addition, in exchange for co-branded space on J. Jill catalog inserts, J. Jill will receive from Yahoo! targeted e-mail addresses for use in its direct e-mail marketing campaign.


Mr. Cooke continued, "Our agreement with Yahoo! Shopping offers us exposure to millions of new potential customers, and is an important step in our marketing efforts to drive traffic to the J. Jill Web site and build our online brand awareness. Additionally, the arrangement represents another way in which we are working toward increasing our customer reach."


OVERVIEW


Mr. Cooke concluded, "Although we are disappointed with having to reduce our short-term expectations, we remain excited about the future of the J. Jill brand. The merchandising, fulfillment and communications expertise we have developed through our catalog business leaves us well positioned to expand our customer reach. With our retail and e-commerce expansion efforts well underway, we have taken definitive steps aimed at continuing to build J. Jill into a premier national brand."



This press release contains certain forward-looking statements with respect to the future performance of The J. Jill Group that involve risks and uncertainties. Various factors could cause the results of the Company to be materially different from any future results expressed or implied by such forward-looking

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statements. Such factors include, but are not limited to the following: the success or failure of the J. Jill retail store and e-commerce initiatives; the impact of the repositioning of the Nicole Summers concept; the success or failure of new customer acquisition efforts; failure of the Company or its significant vendors to become Year 2000 compliant; significant changes in customer response rates; change in competition in the apparel industry; general economic and business conditions; success or failure of operating initiatives; the ability of the Company to effectively liquidate its overstocked merchandise; changes in consumer spending and consumer preferences; changes in business strategy; possible future increases in expenses; the existence or absence of brand awareness; the existence or absence of publicity, advertising and promotional efforts; availability, terms and deployment of capital; quality of management; business abilities and judgement of personnel; availability of qualified personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations and other factors.




     CONTACT:  The J. Jill Group
               Olga L. Conley
               Chief Financial Officer
               781/740-2718
               URL:http://www.jjillgroup.com
                    or
               Morgen-Walke Associates,Inc.
               Investor Relations:
               Stacey Bibi/Janis Golubock/
               Caroline Eustace
               Press:  Michael McMullan
               212/850-5600